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                                                                    Exhibit 23.1

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                 We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Quidel Corporation 1983 Employee Stock Purchase Plan of our report dated
May 12, 1995, with respect to the consolidated financial statements of Quidel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP


San Diego, California
September 11, 1995